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                                                                   EXHIBIT 10.50

                   AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

         This Amendment to Executive Employment Agreement ("Amendment") is made and entered into as of this 28th day of July, 1999 by and between Epicor Software Corporation, formerly known as Platinum Software Corporation ("Epicor") and Stuart W. Clifton ("Executive").

                                 R E C I T A L S

         A. Executive, Epicor and DataWorks Corporation, a subsidiary of Epicor ("DataWorks") entered into an Executive Employment Agreement effective as of October 13, 1998 ("Employment Agreement").

         B. Pursuant to the Employment Agreement, Executive is currently employed as the Vice Chairman of Epicor and is a member of the Board of Directors of Epicor.

         C. Executive and Epicor mutually desire that Executive cease being employed as Vice Chairman of Epicor and desire to amend the Employment Agreement as provided herein.

         NOW THEREFORE, in consideration of the above recitals, the mutual and covenants and conditions contained below, Epicor and Executive agree as follows:

         1. TERMINATION OF EMPLOYMENT STATUS. Epicor and Executive mutually agree to terminate Executive's employment status as Vice Chairman of Epicor effective July 31, 1999 ("Termination Date"). In connection with such termination, Executive agrees to submit to Epicor a written resignation from the Board of Directors effective as of the Termination Date. Following the Termination Date Executive shall serve as a consultant to Epicor pursuant to the terms of Section 5.6 of the Employment Agreement and the Consulting Period shall be from the Termination Date until December 31, 2001.

         2. IMPACT ON COMPENSATION AND BENEFITS.

         (a) Salary. During the remainder of calendar year 1999 and through the end of the Consulting Period, Executive shall receive the consulting fees specified in Section 5.6 (c) of the Employment Agreement (namely, an annualized rate of $450,000 per year, payable in installments on dates coinciding with salary payments made to Epicor's other executives).

         (b) Bonus. For calendar year 1999 (which is Epicor's fiscal year 1999), Executive shall be eligible to receive a bonus as described on Exhibit A to the Employment Agreement, if Epicor fulfills the revenue and net income targets which are consistent with those used with respect to Epicor's other executive officers. Epicor and Executive acknowledge that Epicor has changed its fiscal year since the execution of the Employment Agreement and that the bonus plan described on Exhibit A to the


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Employment Agreement shall be amended in the same manner as the bonus plans for
Epicor's other executive officers, including adjustments to the revenue and net income targets. For Epicor's fiscal 2000 and 2001 (calendar years 2000 and 2001) Epicor shall pay to Executive bonus consulting fees for each such fiscal year of Epicor in accordance with Exhibit A of the Employment Agreement (namely, Executive shall be entitled to the maximum amount of the "INCENTIVE at 100% of Target" without consideration of whether projected revenue and net income targets are actually met during the fiscal year).

         (c) Health Benefits. During the Consulting Period Epicor shall pay, pursuant to COBRA, or if COBRA coverage is not available, coverage that is COBRA comparable, all costs (excluding ExecuCare) associated with the continuation of coverage under Epicor's group health plans for the duration of the Consulting Period. This coverage shall provide for the same terms under which Executive's, Executive's spouse and Executive's dependents were covered immediately prior to the Termination Date.

         (d) Stock Options. The exercise period of all Epicor stock options (inclusive of those options brought forward at the time of the Epicor/DataWorks merger) held by Executive shall be extended to the extent necessary so that the period ends ninety (90) days after the last day of the Consulting Period.

         3. EFFECT ON AGREEMENT. Except as provided herein, the terms and conditions of the Employment Agreement shall remain in full force and effect. All terms not defined in this Amendment shall have the meanings given to them in the Employment Agreement.

         IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the dates indicated below.

Epicor Software Corporation

By:
    -------------------------                  ---------------------------------
                                               Stuart W. Clifton
Its:
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Date:                                          Date:
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